EXHIBIT 10.61

                         EXECUTIVE EMPLOYMENT AGREEMENT

       THIS EXECUTIVE EMPLOYMENT AGREEMENT (the "Agreement") dated as of August 1, 1999, is made by and between Positron Corporation a Texas Corporation (the "Company"), and Mr. Gary H. Brooks (the "Executive").

       The Company now wishes to employ the Executive and the Executive wishes to accept such employment, subject to the terms and conditions hereof.

       Accordingly, the parties agree as follows:

       1. TERM OF EMPLOYMENT. The initial term of the Executive's employment under this Agreement (the initial "Term") commenced on January 22, 1999 and will end on June 15, 2000, unless sooner terminated as herein provided. As of June 15, 2000, the Executive shall be employed for rolling (6) six month periods, whereby the Executive's term of employment shall be (6) six months on a continuing basis.

              2.     EMPLOYMENT, DUTIES AND ACCEPTANCE.

              2.1. EMPLOYMENT BY THE COMPANY. The Company, for itself and its affiliates, employs the Executive to render services in such capacities as the Board of Directors of the Company ("Board") may assign and, in connection therewith, to perform such duties as are consistent with the Executive's appointment and as the Board of Directors of the Company shall reasonably direct. The parties agree and acknowledge that Executive's services will be rendered on a full time basis on and after June 15, 1999. The Executive shall be initially appointed to the position of President of the Company. In addition, the company will nominate Executive to serve as a member of the Board. Subject to Section 5.1.1 hereof, the Executive's expenditure of reasonable amounts of time for personal business, charitable or professional activities will not be deemed as a breach of his undertaking to provide full-time services hereunder, provided that such activities do not interfere materially with the Executive's ability to render such services.

              2.2. ACCEPTANCE OF EMPLOYMENT BY THE EXECUTIVE. The Executive accepts such employment and shall render the services described above. The Executive shall also serve during all or any part of the Term as an officer and director of the Company and of any of its affiliates without any additional compensation therefor other than that specified in this Agreement.

              2.3. PLACE OF EMPLOYMENT. Executive shall relocate his principal residence at the Company's expense as provided in Section 2.4 hereof to a within reasonable commuting distance of the Company's corporate headquarters. Notwithstanding the foregoing, the Executive acknowledges and agrees that the nature of his duties to be performed here under are such that he may be required to travel extensively both throughout the United States and abroad and in some cases spend certain limited periods of time away from the corporate headquarters, and the Executive agrees to do so as is necessary or desirable to perform his duties here under in a fully professional manner to the best of his ability.

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              2.4.   RELOCATION.  In the event that the Executive  relocated his principal  residence as provided by Section 2.3 hereof, the Company will provide
an   amount   not  to   exceed   $20,000.00   as   reimbursement   of  costs  of
moving/storing/packing the Executive's household goods, as well as interim travel expenses, temporary living expenses, etc. The Executive shall provide receipts to the company to support the reimbursement requested.

       3.     COMPENSATION.

              3.1. SALARY, BONUSES, LIFE INSURANCE. As compensation for all services to be rendered pursuant to this Agreement, the Company shall pay the Executive as follows: For the period of January 22, 1999 to June 15, 1999, a base salary in the gross amount of $1,000.00 per month; for the period June 15, 1999 through August 30, 1999, a base salary in the gross amount of $3,416.67 per month; on and after September 1, 1999, a base salary of $185,000 on an annualized basis. All base salary is subject to withholding and authorized deductions and payable in accordance with the payroll policies of the Company as from time to time in effect. In addition to the Annual Salary, the Executive shall be awarded (no less frequently than annually) to such bonuses, if any, as the Board of Directors of the Company may, from time to time, in its sole discretion award.

              3.2. ANNUAL REVIEW. Commencing June 15, 2000 and annually thereafter during the Term, the Annual Salary shall be reviewed by the Board and may be adjusted (but in no event to an amount less than the Annual Salary then in effect) for the then upcoming year, if the Board in its sole discretion, determine that such adjustment is warranted.

              3.3. PARTICIPATION IN EMPLOYEE BENEFIT PLANS. The Executive shall be entitled during the Term, if and to the extent eligible, to participate in the Company's group benefit plans including life, hospitalization or long term disability insurance plans, health program, pension plan or similar benefit plans of the Company, which may be available to other senior executives of the Company on generally the same terms as such other executives.

              3.4. EXPENSES. Subject to such policies as may from time to time be established by the Company, the Company shall pay or reimburse the Executive for all reasonable business expenses actually incurred or paid by the Executive during the Term in the performance of the Executive's services under this Agreement, upon presentation of expense statements or vouchers or such other supporting information as the Company may reasonably require.

              3.5. AUTOMOBILE. The Company shall pay to the Executive an automobile allowance in the amount of $500 per month during the term of the Executive's employment.

              3.6. EQUITY PARTICIPATION/STOCK OPTIONS. Pursuant to action of the Board of Directors at its meeting held on June 15, 1999, the Executive shall be provided with an opportunity to purchase a common stock purchase warrant for 3,000,000 shares of the Company's common stock exercisable at $0.30 per share for the sum of $20,000. The common stock purchase warrant shall be subject to a right of repurchase by the Company at the purchase price, or, if previously exercised, the common stock shall be subject to repurchase by the Company at the exercise price which repurchase rights shall lapse as follows:


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           o  June 15, 1999   Repurchase  right with  respect to 750,000  shares
                              shall lapse immediately.

           o  June 15, 2000   Repurchase  right with  respect  to an  additional
                              750,000 shares shall lapse (1,500,000 in the aggregate).

           o  June 15, 2001   Repurchase  right with  respect  to an  additional
                              750,000 shares shall lapse (2,250,000 in the aggregate).

           o  June 15, 2002   Right to repurchase  with respect to the remaining
                              750,000 shares shall lapse (3,000,000 in the aggregate).

In addition, during the time periods between the anniversary dates above the Company's right to repurchase the warrant or the common stock resulting from the exercise of the warrants above shall lapse in equal quarterly intervals.

              3.7. VACATION. The Executive shall be entitled to four (4) weeks paid vacation per year during the Term, with a maximum accrual of six (6) weeks, to be taken at a time or times which do not unreasonably interfere with his duties here under.

       4.     TERMINATION.

              4.1. TERMINATION UPON DEATH. If the Executive dies during the Term, this Agreement shall terminate as of the date of his death.

              4.2. TERMINATION UPON DISABILITY. If, during the Term, the Executive becomes physically or mentally disabled, whether totally or partially, so that the Executive is unable substantially to perform his services hereunder for (i) a period of three consecutive months, or (ii) for shorter periods aggregating three months during any twelve-month period, the Company may at any time after the last day of the three consecutive months of disability or the day on which the shorter periods of disability equal an aggregate of three months, by 30 days written notice to the Executive, terminate the Term of the Executive's employment hereunder. Nothing in this Section 4.2 shall be deemed to extend the Term. If the Term of the Executive's employment is terminated pursuant to this Section 4.2, the Executive shall be entitled to receive benefits as defined by the terms of the Company long-term disability insurance policy for key executives as in effect in the time of termination.

              4.3. TERMINATION FOR CAUSE. The Board may terminate Executive's employment for "cause" which for purposes of this Agreement is defined as: (i) gross misconduct in connection with performance of his duties hereunder; (ii) material breach of any undertaking hereunder; or (iii) conviction of, or plea of nolo contendere to, a felony or any other serious crime or offense. Termination is effective on written notice to the Executive.

              4.4. TERMINATION IN THE DISCRETION OF THE COMPANY. The Board may terminate Executive's employment without cause in the sound exercise of its discretion. In such event, the Board may: (i) terminate the Executive's right to enter the premises of the Company by giving notice of such termination, and such notice shall be effective on the date given pursuant to


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Section  6.1  hereof;  and  (ii)  by 30 days  written  notice  to the  Executive thereafter shall have only such right to receive monetary compensation or benefits hereunder in respect of any period after the effective date of such termination as are provided in Section 4.5.1 hereof.

              4.5.   COMPENSATION ON TERMINATION.

                     4.5.1 If the Term of the Executive's employment hereunder is terminated pursuant to Section 4.4 hereof, the Executive shall be entitled to receive all compensation accrued and unpaid up to the date of such termination, plus additional compensation as follows:

           o Termination prior to June 15, 2000: continued monthly compensation for the period from the date of termination through June 15, 2000 or six months at the annual salary rate then in effect whichever total cumulative salary is greater. Any payments made pursuant to this Section 4.5.1 shall be reduced by required withholdings or authorized deductions.

           o Termination after June 15, 2000: Six (6) months of compensation at the annual salary rate then in effect. Any payments made pursuant to this Section 4.5.1 shall be reduced by required withholdings or authorized deductions.

                     4.5.2  If Executive's  employment is terminated pursuant to
Section 4.4 or upon a change of control, the Executive shall be immediately entitled to exercise any equity participation rights (stock options, warrants, etc.) as provided in the agreement(s) pursuant to which such equity participation rights were or are granted. For purposes of this Agreement, "Change of Control" means: (i) a liquidation or dissolution of the Company, or
(ii) a merger or consolidation in which the Company is not the surviving entity, or (iii) a sale of all or substantially all of the Company" assets, or (iv) an acquisition (other than directly from the Company) by an individual, entity or group (excluding the Company or one of its benefit plans or an entity controlled by the Company's shareholders) of more than 50% of the Company's common stock or voting securities.

       5.     CERTAIN COVENANTS OF THE EXECUTIVE.

              5.1. COVENANTS AGAINST COMPETITION. The Executive acknowledges that as of the date hereof (i) the principal business of the Company and its affiliates is the development and marketing of Positron Emission Tomography
(PET) Scanners and the related equipment and computer programs and "software" and various distribution methods and investment structures including imaging clinics (the "Company Business"); (ii) the Company Business is national (and international) in scope; and (iii) his work for the Company has brought him and will continue to bring into close contact with many confidential affairs not readily available to the public, including without limitation, corporate, business and financial plans, marketing strategy, product research, development and improvement, plans for future development and other matters. In order to induce the Company to enter into this Agreement, the Executive covenants and agrees:

NON-COMPETE. During his employment and any period of payment thereafter, (the "Restricted Period"), the Executive shall not in the United States of America (or in any foreign country), directly or indirectly, (i) engage in the Company Business for his own account; (ii) enter the


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employ of, or render any services to, any person engaged in such activities; and
(iii) become interested in any person engaged in the Company Business, directly or indirectly, as an individual, partner, shareholder, officer, director, principal, agent, employee, trustee, consultant or in any other relationship or capacity; provided, however, that the Executive may own, directly or indirectly, solely as an investment, securities of any person which are traded on any national securities exchange if the Executive (a) is not a controlling person of, or a member of a group which controls, such person or (b) does not directly or indirectly own 5% or more of any class of securities of such person.

                     5.1.1 CONFIDENTIAL INFORMATION. The Executive shall keep secret and retain in strictest confidence, and shall not use except for the benefit of the Company and the business and affairs of the Company, all confidential matters of the Company and its affiliates, including without limitation, trade "know-how," secrets, consultant contracts, customer lists, investor lists, pricing policies, operational methods, marketing plans or strategies, product development or improvement techniques or plans, business acquisition plans, new personnel acquisition plans, methods of manufacture, methods of manufacture, technical processes, designs and design projects, inventions and research projects and other business affairs of the Company and its affiliates learned by the Executive or coming into his possession heretofore or hereafter, and shall not disclose them to anyone outside of the company and its affiliates, either during or after employment by the Company or any of its affiliates, expect as required in the course of performing duties hereunder or with the Company's express prior written consent.

                     5.1.2  PROPERTY  OF  THE   COMPANY.   All   correspondence,
memoranda, notes, lists, records, computer tapes, discs and design and other document and data storage and retrieval materials (and all copies, compilations and summaries thereof), and all other personal property, made or compiled by the Executive, in whole or in part and alone or with others, or in any way coming into his possession concerning the business or other affairs of the Company or any of its affiliates, shall be the Company's property and shall be delivered to the Company promptly upon the termination of the Executive's employment with the Company or any of its affiliates for any reason or at any other time on request, and no copies thereof shall be retained by the Executive.

                     5.1.3  DISCLOSURE AND ASSIGNMENT OF RIGHTS.

                            (A)    The  Executive  agrees that he will  promptly
disclose and assign to the Company and its affiliates or its nominee(s) (except as expressly provided in paragraphs 5.1.4 (C) and (D) below) all right, title and interest of the Executive in and to any and all ideas, inventions, discoveries, secret processes and methods, and improvements, together with any and all patents that may be issued thereon in the United States and in all foreign countries, which the Executive may invent, develop or improve, or cause to be invented, developed or improved, during the Term, or during the twelve-month period commencing on the date the Executive's employment is terminated pursuant to Section 4.3 hereof, which are (i) conceived and developed during normal working hours, or

(ii) which are related to the scope of the Company's Business or are related to any work carried on by the Company or are related to any problems specifically assigned to the Executive. The word "invent" as used herein includes "make," "discover," "develop," "manufacture," or "produce," or any of them; "invention" includes the phrase "any new or useful original art, machine, methods of manufacture, process, composition of matter, design, or configuration of any kind" and the words "improvement,"


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"discovery"  or  "production,"  or any of them; and "patent"  includes  "Letters
Patent" and "all the extensions, renewals, modifications, improvements and reissues of such patents."

                            (B)    The Executive agrees to disclose  immediately
to duly authorized representatives of the Company any ideas, inventions, discoveries, secret processes and methods, and improvements covered by the provisions of paragraph 5.1.4(A), and to execute all documents reasonably required in connection with the application for an issuance of Letters Patent in the United States and in all foreign countries, and the assignment thereof to the Company and its affiliates or its nominee(s).

                            (C)    Set  forth in  Exhibit  A  hereto  is a brief
description of all inventions, patented and un-patented which the Executive has made or conceived prior to his employment by the Company which are expressly excluded from the provisions of this Agreement.

                            (D)    This   Agreement   does   not   require   the
assignment of any invention which Executive may not be obligated to assign under
Section 2870 of the California Labor Code.

              5.2. RIGHT AND REMEDIES UPON BREACH. If the Executive breaches, or threatens to commit a breach of, any of the provisions of Section 5.1 (the "Restrictive Covenants"), the Company shall have the following rights and remedies, each of which rights and remedies shall be independent of the other and severally enforceable, and all of which rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Company under law or in equity:

           o Specific Performance. The right and remedy to have the Restrictive Covenant specifically enforced by any court having equity jurisdiction, including without limitation, the granting of a preliminary injunction which may be granted without the posting of a bond or other security, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company.

              5.3. SEVERABILITY OF COVENANTS. If any court determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable, the remainder of the Restrictive Covenants shall not thereby be affected and shall be given full effect, without regard to the invalid portions.

              5.4. BLUE PENCILING. If any court construes any of the Restrictive Covenants, or any part thereof, to be unenforceable because of the duration of such provision or the area covered thereby, such court shall have the power to reduce the duration of the area of or otherwise alter such provision and, in its reduced form, such provision shall then be enforceable and shall then be enforced.

              5.5. ENFORCEABILITY IN JURISDICTION. The parties intend to and hereby confer jurisdiction to enforce the Restrictive Covenants upon the courts of any jurisdiction within the geographical scope of such Covenants. If the courts of any one or more of such jurisdictions


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hold the Restrictive  Covenants wholly  unenforceable by reason of the breath or scope or otherwise, it is the intention of the parties that such determination not bar or in any way effect the Company's right to the relief provided above in the courts of any other jurisdiction within the geographical scope of such
Covenants  as  to  breaches  of  such   Covenants   in  such  other   respective
jurisdictions, such Covenants as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants.

       6.     MISCELLANEOUS.

              6.1.   NOTICES.  Any  notice or other  communication  required  or which may be given hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, or telecopies, or sent by certified, registered or express mail, postage prepaid, and shall be deemed given when so delivered personally, telegraphed, telexed or telecopied, or if mailed, two days after the date of mailing, as follows:

           o  If to the Company, addressed to it at:

              Positron Corporation
              1304 Langham Creek, #300
              Houston, Texas  77084

           o If to the Executive, addressed to him at such address as he shall have filed with the Company for such purpose or at such other address as a party may from time to time specify by giving notice as provided herein.

              6.2. ENTIRE AGREEMENT. Subject to Section 3.6 hereof, this Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

              6.3. WAIVERS AND AMENDMENTS. This Agreement may be amended, modified, superseded, canceled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by both parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

              6.4. ASSIGNMENT. This Agreement is personal to the Executive, and the Executive's rights and obligations hereunder may not be assigned by the Executive. The Company may assign this Agreement and its rights, together with its obligations hereunder in connection with any sale, transfer or other disposition of all or substantially all of its assets or business(es), whether by merger, consolidation or otherwise.

              6.5. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.


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              6.6.   HEADINGS.  The section  headings in this  Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

       IN WITNESS WHEREOF, the parties have executed this Executive Employment Agreements as of the date first above written.


/s/ Gary H. Brooks                       /s/ S. Lewis Meyer
--------------------------------------   ---------------------------------------
EXECUTIVE                                POSITRON CORPORATION

Date: Sept. 1, 1999                      Date: Sept 1, 1999
     ---------------------------------        ----------------------------------


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